Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On July 1, 2017, Hub Group, Inc. (the “Company”, “Hub”), through its wholly-owned subsidiary Hub Group Trucking, Inc. (“HGT”), closed on the acquisition of Estenson Logistics, LLC, a Delaware limited liability company (“Hub Group Dedicated”), pursuant to a Purchase Agreement dated as of May 25, 2017, by and among HGT and Estenson Logistics, LLC, a Nevada limited liability company (“Estenson”), Hub Group Dedicated, Timothy J. Estenson, an individual, Timothy J. Estenson and Traci M. Estenson, Trustees of the Timothy J. Estenson and Traci M. Estenson Trust, dated February 23, 2003, Paul A. Truman, an individual, The Paul A. and Kristen Truman Living Trust 2009, dated August 6, 2009, and solely for purposes of the certain sections identified therein, Truline Corporation, a Nevada corporation (the “Acquisition”). Excluded from the Acquisition was one customer relationship, which was retained by Estenson. Due to provisions of the Purchase Agreement, $13.4 million of equipment assets related to this retained customer were acquired by Hub and were returned to Estenson post-closing in complete satisfaction of the equipment obligation Hub Group Dedicated had with Estenson. Total consideration for the Acquisition is approximately $286 million, subject to customary post-closing adjustments, including contingent consideration which will not exceed $6 million and is based on Hub Group Dedicated’s Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results through June 30, 2019.

On July 1, 2017, Hub Group, Inc. and Hub City Terminals, Inc. (the "Borrowers") entered into a $350 million unsecured credit agreement (the "Credit Agreement") with Bank of Montreal, as administrative agent, and with certain material subsidiaries of the Company from time to time as guarantors, and various financial institutions, as lenders. The Credit Agreement replaces the Amended and Restated Credit Agreement dated December 12, 2013 (the "2013 Credit Agreement") among the Borrowers and Bank of Montreal, as lender. The Company used the Credit Agreement to finance, in part, the Acquisition and for general corporate purposes.

The Credit Agreement provides for a revolving credit facility that matures on July 1, 2022. The initial maximum availability under the Credit Agreement is $350 million, which includes a sublimit of $50 million for letters of credit and a sublimit of $15 million for swingline loans. Availability under the Credit Agreement is reduced by outstanding letters of credit, of which approximately $13.5 million were outstanding as of July 1, 2017. The Borrowers may from time to time increase the maximum availability under the Credit Agreement by up to $150 million if certain conditions are satisfied, including (i) the absence of any event of default or default under the Credit Agreement, and (ii) the Borrowers obtaining commitments from the lenders participating in each such increase.

Borrowings under the Credit Agreement generally bear interest at a variable rate equal to (i) LIBOR plus a specified margin based upon the Borrowers' total net leverage ratio (as defined in the Credit Agreement) (the "Total Net Leverage Ratio"), or (ii) the base rate (which is the highest of (a) the administrative agent's prime rate, (b) the federal funds rate plus 0.50% or (c) the sum of 1% plus one-month LIBOR) plus a specified margin based upon the Total Net Leverage Ratio. The specified margin for Eurodollar loans varies from 100.0 to 200.0 basis points per annum. The specified margin for base rate loans varies from 0.0 to 100.0 basis points per annum. The Borrowers must also pay (1) a commitment fee ranging from 10.0 to 25.0 basis points per annum (based upon the Total Net Leverage Ratio) on the aggregate unused commitments and (2) a letter of credit fee ranging from 100.0 to 200.0 basis points per annum (based upon the Total Net Leverage Ratio) on the undrawn amount of letters of credit. While any payment default exists, the Borrowers must pay interest at a default rate equal to the applicable interest rate described above plus 2.0% per annum.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting under U.S. Generally Accepted Accounting Principles (“GAAP”).

The unaudited pro forma combined balance sheet combines the historical consolidated balance sheet of Hub and Estenson as of June 30, 2017 and reflects the pro forma effects of the Acquisition and related financing as if these events had occurred on June 30, 2017. The unaudited pro forma combined statements of income for the fiscal year ended December 31, 2016 and for the six month period ended June 30, 2017 combine the historical consolidated statements of income of Hub and Estenson, adjusted to reflect the pro forma effects of the Acquisition and related financing as if these events had occurred on January 1, 2016.

The historical financial statements and notes thereto of Estenson are included in Exhibit 99.2 and Exhibit 99.3. Hub Group Dedicated’s results of operations will be included in Hub’s results of operations beginning July 1, 2017.

The accompanying unaudited pro forma combined financial information and the historical financial information presented herein should be read in conjunction with and are qualified by the historical financial statements and notes thereto for Hub and Estenson described above. Both Hub’s and Estenson’s year end is December 31st.

The unaudited pro forma combined balance sheet and statements of income include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Acquisition, (b) are factually supportable and (c) with respect to the statement of income, are expected to have a continuing impact on operating results. The pro forma adjustments are described in the accompanying combined notes to the unaudited pro forma combined financial statements.

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The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or the synergies expected from the Acquisition. The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the Acquisition had been consummated as of the dates presented nor is it necessarily indicative of our future operating results. The pro forma adjustments are based upon information and assumptions available at the time of this filing and result in a preliminary allocation of the purchase price based on estimates of the fair value of the assets acquired and liabilities assumed. The fair value of certain assets acquired and liabilities assumed are preliminary, and final determination of required adjustments will be made only upon the completion of valuations. Hub has retained an independent valuation firm to assist in the fair value determination of identifiable tangible and intangible assets. The accounting policies used in the preparation of this unaudited pro forma combined financial information are those set out in Hub’s audited consolidated financial statements as of December 31, 2016. Hub performed a preliminary review of Estenson’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma combined financial information. At this time, Hub is not aware of any differences that would have a material effect on the unaudited pro forma combined financial information, except for certain amounts that have been reclassified to conform to Hub’s financial statement presentation, as described in Note 4. As more information becomes available, Hub will perform a more detailed review of Estenson’s accounting policies. As a result of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma combined financial information. Differences between these preliminary fair value estimates of the acquired assets and assumed liabilities and the final acquisition accounting will occur and these differences may have a material impact on the accompanying unaudited pro forma combined financial statements and the future results of operations and financial position of the combined company.

The following table sets forth the preliminary purchase price allocation for Hub Group Dedicated. The purchase price allocation is preliminary and awaiting finalization of the valuation of the acquired tangible and intangible assets and the related tax valuations.

(In thousands)
Cash and cash equivalents	$12
Accounts receivable trade	27,009
Accounts receivable other	194
Prepaid expenses and other current assets	1,500
Property and equipment	129,114
Other intangibles	66,400
Goodwill	85,652
Other assets	64
Accounts payable trade	(4,542)
Accrued payroll	(6,245)
Accrued other	(14,467)
Total purchase price	$284,691

The total purchase price of $284.7 million includes a preliminary fair value estimate of $4.7 million of contingent consideration. Total cash consideration was approximately $280.0 million.

Other intangible assets include customer relationships and trade name in the amounts of $66.0 million and $0.4 million, respectively. The customer relationships and trade name have estimated useful lives of 15 years and 3 months, respectively, and are being amortized on a straight-line basis. These intangible assets have a weighted average useful life of approximately 15 years.

The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and amounted to approximately $85.7 million. Goodwill will be tested annually for impairment as required by ASC 350, Intangibles - Goodwill and Other.

The majority of the goodwill is expected to be deductible for tax purposes.

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HUB GROUP, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(in thousands, except share amounts)

	June 30, 2017
	Hub Group, Inc. (a)	Estenson Logistics, LLC	Adjustments (b)	Notes	Hub Group, Inc. Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$151,739	$5,145	$(117,168)	(1)	$39,716
Accounts receivable trade, net	448,916	31,294	(4,369)	(2)	475,841
Accounts receivable other	2,786	371	(177)	(3)	2,980
Prepaid taxes	3,648	-	-		3,648
Prepaid expenses and other current assets	12,165	13,298	(11,798)	(4)	13,665
TOTAL CURRENT ASSETS	619,254	50,108	(133,512)		535,850

Restricted investments	23,285	-	-		23,285
Property and equipment, net	440,838	131,448	(2,334)	(5)	569,952
Other intangibles, net	11,196	-	66,400	(6)	77,596
Goodwill, net	262,266	-	85,652	(7)	347,918
Other assets	6,931	64	1,397	(8)	8,392
TOTAL ASSETS	$1,363,770	$181,620	$17,603		$1,562,993

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$262,529	$4,905	$(444)	(9)	$266,990
Accounts payable other	25,404	1,551	(1,551)	(10)	25,404
Accrued payroll	20,913	5,369	875	(11)	27,157
Accrued other	43,277	3,327	17,515	(12)	64,119
Current portion of capital lease	2,733	-	-		2,733
Current portion of long term debt	47,582	27,551	(140)	(13)	74,993
TOTAL CURRENT LIABILITIES	402,438	42,703	16,255		461,396

Long-term debt	106,141	85,939	54,326	(14)	246,406
Non-current liabilities	24,807	7,821	(7,821)	(15)	24,807
Long term portion of capital lease	9,141	-	-		9,141
Deferred taxes	171,417	-	-		171,417

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2017	-	-	-		-
Common Stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2017; 33,433,910 shares outstanding in 2017	412	-	-		412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2017	7	-	-		7
Members’ capital	-	45,157	(45,157)	(16)	-
Additional paid-in capital	168,443	-	-		168,443
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	-	-		(15,458)
Retained earnings	755,439	-	-		755,439
Accumulated other comprehensive loss	(181)	-	-		(181)
Treasury stock; at cost, 7,790,882 shares in 2017	(258,836)	-	-		(258,836)
TOTAL STOCKHOLDERS’ EQUITY	649,826	45,157	(45,157)		649,826
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,363,770	181,620	$17,603		$1,562,993

(a) As reported in our SEC Form 10-Q filing for the six month period ended June 30, 2017.

(b) See Note 2 "Adjustments" of the Notes to Unaudited Pro Forma Combined Financial Statements for a description of adjustments.

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HUB GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

FOR FISCAL YEAR 2016

(in thousands, except share amounts)

	December 31, 2016
	Hub Group, Inc.(a)	Estenson Logistics, LLC	Adjustments (b)	Notes	Hub Group, Inc. Pro Forma

Revenue	$3,572,790	$247,090	$(35,276)	(1)	$3,784,604
Transportation costs	3,118,005	208,873	(45,671)	(2)	3,281,207
Gross margin	454,785	38,217	10,395		503,397

Costs and expenses:
Salaries and benefits	180,459	6,973	4,350	(3)	191,782
Agent fees and commissions	72,896	-	-		72,896
General and administrative	68,630	16,432	(2,020)	(4)	83,042
Depreciation and amortization	8,966	286	5,036	(5)	14,288
Total costs and expenses	330,951	23,691	7,366		362,008

Operating income	123,834	14,526	3,029		141,389

Other income (expense):
Interest expense	(3,625)	(2,474)	(2,705)	(6)	(8,804)
Interest and dividend income	393	-	-		393
Other, net	819	(2,657)	1,922	(7)	84
Total other expense	(2,413)	(5,131)	(783)		(8,327)

Income before provision for income taxes	121,421	9,395	2,246		133,062

Provision for income taxes	46,616	-	4,542	(8)	51,158

Net income	$74,805	$9,395	$(2,296)		$81,904

Other comprehensive (loss) income:
Foreign currency translation adjustments	(95)	-	-		(95)

Total comprehensive income	$74,710	$9,395	$(2,296)		$81,809

Basic earnings per common share	$2.21				$2.42

Diluted earnings per common share	$2.20				$2.41

Basic weighted average number of shares outstanding	33,841				33,841
Diluted weighted average number of shares outstanding	33,949				33,949

(a) As reported in our SEC Form 10-K for fiscal year 2016.

(b) See Note 2 "Adjustments" of the Notes to Unaudited Pro Forma Combined Financial Statements for a description of adjustments.

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HUB GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(in thousands, except share amounts)

	June 30, 2017
	Hub Group, Inc. (a)	Estenson Logistics, LLC	Adjustments (b)	Notes	Hub Group, Inc. Pro Forma

Revenue	$1,817,961	$131,918	$(17,897)	(1)	$1,931,982
Transportation costs	1,615,059	116,338	(26,690)	(2)	1,704,707
Gross margin	202,902	15,580	8,793		227,275

Costs and expenses:
Salaries and benefits	88,217	2,717	3,374	(3)	94,308
Agent fees and commissions	35,031	-	-		35,031
General and administrative	40,938	9,497	(3,347)	(4)	47,088
Depreciation and amortization	4,961	174	2,287	(5)	7,422
Total costs and expenses	169,147	12,388	2,314		183,849

Operating income	33,755	3,192	6,479		43,426

Other income (expense):
Interest expense	(2,130)	(1,374)	(1,342)	(6)	(4,846)
Interest and dividend income	330	-	-		330
Other, net	194	116	5	(7)	315
Total other expense	(1,606)	(1,258)	(1,337)		(4,201)

Income before provision for income taxes	32,149	1,934	5,142		39,225

Provision for income taxes	12,273	-	2,928	(8)	15,201

Net income	$19,876	$1,934	$2,214		$24,024

Other comprehensive (loss) income:
Foreign currency translation adjustments	92	-	-		92

Total comprehensive income	$19,968	$1,934	$2,214		$24,116

Basic earnings per common share	$0.60				$0.73

Diluted earnings per common share	$0.60				$0.72

Basic weighted average number of shares outstanding	33,213				33,213
Diluted weighted average number of shares outstanding	33,318				33,318

(a) As reported in our SEC Form 10-Q filing for the six month period ended June 30, 2017.

(b) See Note 2 "Adjustments" of the Notes to Unaudited Pro Forma Combined Financial Statements for a description of adjustments.

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HUB GROUP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited pro forma combined financial statements present the pro forma results of operations of Hub and Estenson on a combined basis based on the historical financial information of each company after giving effect to the Acquisition and related financing. The unaudited pro forma combined statements of income have been prepared assuming the Acquisition and related financing occurred on January 1, 2016. The unaudited pro forma combined balance sheet as of June 30, 2017 reflects the Acquisition and related financing as if they had occurred June 30, 2017.

In accordance with GAAP, the Acquisition is being accounted for using the purchase method of accounting. As a result, the unaudited pro forma combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identified net assets acquired and liabilities assumed. The purchase price allocation in these unaudited pro forma combined financial statements is based upon total consideration of approximately $286 million, including contingent consideration which will not exceed $6 million and is based on Hub Group Dedicated’s EBITDA results through June 30, 2019.

2. Adjustments

The following are brief descriptions of each of the adjustments including pro forma adjustments, reclassification adjustments, and adjustments for assets and liabilities not acquired included in the unaudited pro forma combined financial statements to reflect the financing arrangement and Acquisition:

Balance Sheet

(1)	Adjustment to remove $5.1 million of Estenson cash not included in the Acquisition, record the cash received from new indebtedness of $55.0 million, less capitalized financing costs of $1.4 million and payment of part of the purchase price of $165.9 million less related transaction costs of $0.3 million.

(2)	Adjustment to remove a receivable from an Estenson customer relationship that was not included in the Acquisition of $4.1 million, to adjust Accounts receivable trade to its preliminary fair market value of $0.2 million and to adjust for intercompany accounts receivable between Hub and Estenson of $0.1 million as a result of pre-acquisition transactions between Hub and Estenson.

(3)	Adjustment to remove Accounts receivable other to reflect the historical basis to its preliminary fair market value.

(4)	Adjustment to remove insurance deposits in Prepaid and other current assets that were not included in the Acquisition.

(5)	Adjustment to Property and equipment in order to reflect the historical basis of these assets at their preliminary fair market value.

(6)	Adjustment to record the preliminary fair value of the acquired intangible assets consisting of the customer list of $66.0 million and the tradename of $0.4 million.

(7)	Adjustment to record the preliminary fair value the goodwill associated with the Acquisition.

(8)	Adjustment to capitalize the financing costs associated with the new indebtedness of Hub used to partially fund the Acquisition.

(9)	Adjustment to remove Accounts payable trade that was not included in the Acquisition of $0.4 million and to eliminate intercompany accounts payable between Hub and Estenson of $0.1 million, less an adjustment to state accounts payable at fair market value of $0.1 million.

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HUB GROUP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(10)	Adjustment to remove the insurance liabilities included in Accounts payable other that were not included in the Acquisition.

(11)	Adjustment to increase vacation liabilities by $1.8 million to conform the accounting policies of Estenson to Hub’s and an adjustment to remove accrued payroll liabilities that were not included in the Acquisition of $0.9 million.

(12)	To adjust Accrued other liabilities for the following (in thousands):

As of June 30, 2017

Assets acquired to be returned to seller	$13,358
Preliminary fair value of contingent consideration related to the Acquisition	4,703
Consideration payable due to difference in estimated and actual assumed debt	1,366
Other accrued liabilities	306
Adjustment to remove accrued liabilities not included in the Acquisition	(2,218)
Total adjustments	$17,515

(13)	Adjustment to remove debt that was paid off as part of the Acquisition.

(14)	Adjustment to record new indebtedness of $55.0 million incurred by Hub related to funding the Acquisition and to remove debt of $0.7 million that was paid off as part of the Acquisition.

(15)	Adjustment to remove insurance liabilities included in Non-current liabilities not included in the Acquisition.

(16)	Adjustment to remove the pre-acquisition Members’ capital of Estenson.

Income Statement

(1)	Adjustment to remove revenues consisting of the following (in thousands):

	Fiscal Year Ended December 31, 2016	Six Months Ended June 30, 2017

Customer relationship not acquired in the Acquisition	$(35,068)	$(17,648)
Eliminate intercompany revenue between Hub and Estenson	(208)	(249)
Total revenue adjustments	$(35,276)	$(17,897)

(2)	Adjustment to transportation costs consisting of the following (in thousands):

	Fiscal Year Ended December 31, 2016	Six Months Ended June 30, 2017

Customer relationship not acquired in the Acquisition	$(30,583)	$(15,444)
Depreciation adjustment due to the preliminary fair value adjustment of property and equipment (a)	(8,723)	(6,336)
Adjustment to conform salaries and benefits presentation for corporate employees to be consistent with Hub	(6,006)	(4,532)
Eliminate intercompany transportation costs between Hub and Estenson	(208)	(249)
Adjustment to conform depreciation for non-transportation related equipment to be consistent with Hub	(151)	(129)
Total transportation cost adjustments	$(45,671)	$(26,690)

(a)	Remaining useful lives range from 1-15 years.

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HUB GROUP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(3)	To adjust salaries and benefits in Cost and Expenses (in thousands):

	Fiscal Year Ended December 31, 2016	Six Months Ended June 30, 2017

Adjustment to conform salaries and benefits presentation for corporate employees to be consistent with Hub	$6,006	$4,532
Restricted stock expense and additional employee incentives	1,332	336
Customer relationship not acquired in the Acquisition	(2,988)	(1,494)
Total salaries and benefits adjustments	$4,350	$3,374

(4)	Adjustment to remove $2.0 million and $1.0 million of expense related to management fees that will have no continuing impact on the combined entity for the fiscal year ended December 31, 2016 and six months ended June 30, 2017, respectively. In addition, this adjustment includes $2.3 million to remove Acquisition-related costs that were recorded in Hub and Estenson’s historical results for the six months ended June 30, 2017.

(5)	To adjust depreciation and amortization in Cost and Expenses (in thousands)

	Fiscal Year Ended December 31, 2016	Six Months Ended June 30, 2017

Amortization adjustment due to the preliminary fair value of intangible assets (a)	$4,800	$2,200
Adjustment to conform depreciation presentation for non-transportation related equipment to be consistent with Hub	151	129
Adjustment to depreciation due to the preliminary fair value adjustment of property and equipment (b)	85	(42)
Total depreciation and amortization adjustments	$5,036	$2,287

(a)	Includes customer relationships and trade name in the amounts of $66.0 million and $0.4 million. The customer relationships and trade names have estimated useful lives of 15 years, and 3 months respectively, and are being amortized on a straight-line basis. Goodwill resulting from the Acquisition is not amortized.

(b)	The remaining useful lives range from 2-14 years.

(6)	Adjustment to interest expense by $2.7 million for fiscal year 2016 and $1.3 million for the six months ended June 30, 2017. The increase is the result of the following (in thousands):

	Fiscal Year Ended December 31, 2016	Six Months Ended June 30, 2017

Interest expense on additional indebtedness (a)	$(2,438)	$(1,209)
Amortization of debt issuance costs (b)	(267)	(133)
Total interest expense adjustments	$(2,705)	$(1,342)

(a)	To reflect additional interest expense on the $55.0 million indebtedness of Hub incurred in connection with the financing of the Acquisition. Interest expense has been calculated based on an interest rate of 3.03% and includes the commitment fees on unused borrowings based on an interest rate of 0.25%. See discussion of the impact of a change in interest rates within Note 3 "Pro Forma Interest Expense" to these unaudited pro forma combined financial statements.

(b)	To reflect additional amortization of debt issuance costs on indebtedness incurred in connection with the financing of the Acquisition.

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HUB GROUP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(7)	To remove $2.0 million for settlement costs related to litigation that were not included in the assumed liabilities for the fiscal year ended December 31, 2016. To reflect a customer not acquired miscellaneous income of $58 thousand for fiscal year ended December 31, 2016 and $5 thousand for six months ended June 30, 2017.

(8)	To reflect the effective tax rate of the combined entity.

3. Interest Expense

The indebtedness incurred under the Credit Agreement has variable interest rates. As a result, an immediate change of the interest rate by 12.5 basis points would cause a change in pro forma interest expense of approximately $0.07 million on an annual basis.

4. Reclassifications to conform to Hub’s Presentation

The accompanying Unaudited Pro Forma Combined Balance Sheet has been adjusted to reclassify the Estenson insurance deposit of $11.7 million to Prepaid expenses and other current assets.

The accompanying Unaudited Pro Forma Combined Statements of Income have been adjusted to reclassify the Estenson Gain on disposition of equipment from Other income to General and administrative of $1.3 million for the twelve months ended December 31, 2016 and of $0.2 million for the six months ended June 30, 2017.

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